UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

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HILL INTERNATIONAL, INC.
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ISS Presentation July 2015

FORWARD-LOOKING STATEMENTS Certain statements contained herein may be considered "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, and it is our intent that any such statements be protected by the safe harbor created thereby. Except for historical information, the matters set forth herein including, but not limited to, any projections of revenues, earnings or other financial items; any statements concerning our plans, strategies and objectives for future operations; and any statements regarding future economic conditions or performance, are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties. Although we believe that the expectations, estimates and assumptions reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed in any of our forward-looking statements. Important factors that could cause our actual results, performance and achievements, or industry results to differ materially from estimates or projections contained in our forward-looking statements are: modifications and termination of client contracts; control and operational issues pertaining to business activities that we conduct pursuant to joint ventures with other parties; difficulties we may encounter in implementing our acquisition strategy; difficulties we may encounter in implementing our cost optimization plan; the need to retain and recruit key technical and management personnel; unexpected adjustments and cancellations related to our backlog; and other factors as set forth in the Risk Factors section of our most recent Annual Report on Form 10-K and elsewhere in the reports we have filed with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statement. 2

ABOUT HILL INTERNATIONAL Worldwide Leader in: Project Management Services Construction Claims Consulting Founded in 1976 by Chairman Irv Richter Went Public in 2006, Now Listed on the New York Stock Exchange (HIL) David Richter Promoted to CEO in 2014 2014 Consulting Fees of $576M (+12%) 2015 Forecasted Consulting Fees of $650M-$675M (+13-17%) Headquartered in Philadelphia, PA 4,800 Professionals in 100 Offices Worldwide 3

GLOBAL PRESENCE 4

DIVERSE REVENUE BASE By Geographic Region By Client Type (Percent of Consulting Fees, 2014) 5 Private Sector 47% U.S. Federal Government 2% U.S. State, Local and Regional Governments 13% Foreign Governments 38% U.S./Canada 22% Latin America 7% Europe 14% Middle East 47% Africa 4% Asia/Pacific 6%

DIVERSE REVENUE BASE By Project Type 46% Buildings Transportation 35% Other 2% Energy 12% Industrial 2% Environmental 3% (Percent of Consulting Fees, 2014) 6

44th Fastest-Growing A/E/C Firm in U.S./Canada (Named to List 12 Times in Past 13 Years) RANKINGS Size Largest Independent CM Firm in the U.S. 9th Largest Overall CM Firm in the U.S. 11th Largest Program Management Firm in the U.S. 3rd Largest Buildings CM Firm in the U.S. Growth PRINT VERSION 7

PROJECT MANAGEMENT GROUP 74% of Consulting Fees Hill Manages All Phases of the Construction Process, from Concept through Completion “Agency” CM Model (Low Risk) vs. General Contractor or CM-At-Risk Model (High Risk) Program Management Project Management Construction Management Project Management Oversight (PMO) Troubled Project Turnaround Staff Augmentation Project Labor Agreements (PLAs) Estimating and Cost Management Services 8

CONSTRUCTION CLAIMS GROUP Services Claims Analysis Litigation Support Cost and Damages Assessment Delay and Disruption Analysis Expert Witness Testimony Lender Advisory Services Risk Assessment Project Neutral® Adjudication Management Consulting 26% of Consulting Fees Largest Construction Claims Practice in the World Client Base includes Owners, Contractors, Subcontractors, Architects, Engineers, Law Firms, Insurance and Surety Companies, Investment Banks and Commercial Banks 9

LARGEST CONTRACT WINS DURING PAST YEAR PRINT VERSION 10 New York, NY $56 M Contract New York City Transit Superstorm Sandy Recovery Efforts NJTA Facilities Improvement Program New Jersey $34 M Contract Dubai Parks Development Dubai, UAE $51 M Contract ADNOC Residential Facilities Abu Dhabi, UAE $25 M Contract Philadelphia, PA $30 M Contract U.S. GSA, Region 3 East Link Light Rail Extension Seattle, WA $22 M Contract

Financial Performance 11

History of strong revenue growth driven by successful acquisition strategy and robust organic growth. Stable gross profit margins indicating effective cost control. Primarily through organic growth and cost cutting initiatives Operating Profit and EBITDA margins have recovered since 2011. The Company expects EBITDA margin to be 8-10% in FY15 – a significant improvement from 2.8% in 2011. Overall profitability has also been supported by tight expense management strategy. Corporate Expense as percentage of CFR declined to the lowest level in last six years in FY14, suggesting strong cost discipline. Key Takeaways – Financial Performance 12

Strong Consulting Fee Revenue (CFR) Growth 13 CFR increased 11.1% yoy in 1QFY15 and is expected to rise 13-17% yoy in FY15 Source: FactSet

Successful Acquisitions 14 Since FY09, the Company has spent $51mn on acquisitions, that have helped revenue increase by over $200mn Source: FactSet

Stable Gross Profit Margin 15 Despite challenging end-market conditions, gross profit margin has remained relatively stable Source: FactSet

Operating Profit Margin has Improved 16 * Operating Profit margin = (Gross Profit – SG&A expense)/CFR

2010-2014 CFR Bridge 17 From 2010-2011 Libyan CFR declined from $67.3 million to $9.2 million as Hill exited Libya in February of 2011 in response to the revolution From 2011-2012 Libyan CFR declined from $9.2 million to zero In 2011 a higher margin project with the U.S. Corps of Engineers (based in Iraq) concluded, resulting in an $11.6 million CFR decline From 2010-2011 organic CFR excluding Iraq and Libya grew by $44.2 million driven by steady U.S. growth and significant project wins in Saudi Arabia From 2011-2012 organic CFR grew by $27.5 million primarily driven by continued project wins in Saudi Arabia The acquisition of Engineering SA provided a beachhead into Brazil and contributed $42.7 million in CFR in 2011 From 2012-2013 the Company experienced $94.5 million in CFR growth, $91.9 million of which was organic, driven by several large project wins throughout the Middle East Again in 2014, organic revenue growth accounted for majority of the increase in CFR CFR Explanation 2010 – 2014 CFR Bridge

2010-2014 EBITDA Bridge 18 2010 – 2014 EBITDA Bridge (please see Appendix for details) From 2010-2011 Libyan EBITDA declined from $25.6 million as a result of the February 2011 pull-out. The roll-off of the Iraqi project resulted in a loss of $5.1 million of EBITDA in 2011 Organic EBITDA and Acq. EBITDA growth contributed $10.7 million to EBITDA in 2011 From 2011-2012 Libyan EBITDA declined by $4.0 million. This was offset by $9.4 million in EBITDA growth from cost cutting initiatives. From 2012-2013 there was $25.5 million of EBITDA growth, $6.4 million of which was generated by having the benefit of a full year impact of the 2012 company-wide cost-cutting initiatives ($15.8 million in total savings relative to 2011) and $18.5 million of which was generated by CFR growth and normal-course operating leverage From 2013-2014, EBITDA declined $3.5 million primarily due to increased "unapplied labor" on account of new hires, salary increases and decrease in utilization in the early part of 2014 as well as increase in "indirect labor" due to salary increases, new hires for Business Development and increased staff in support of growth in the Middle East. EBITDA Explanation

Corporate Costs Remain Under Control 19 The Company has maintained strict cost control on corporate overhead Source: FactSet

Share Price Performance 20

Hill’s share price has been affected by factors beyond its control – in particular, political turmoil in Libya Rapid build-up in Accounts Receivable (A/R) due to delayed payment by Libya and lost EBITDA from Libyan operations since March 2011, caused a domino effect resulting in violation of debt covenants, credit renegotiations and a significant jump in Long-Term Debt and related interest expense/financing costs Considering Hill’s higher international exposure, it’s share price has suffered more due to global geo-political uncertainty/crisis (Libya and Middle East), than any of its peers. As such, a comparative “peer” Total Shareholder Return analysis is misleading as it fails to account for the significant differences in underlying end markets. Key Takeaways – Price Performance 21

Total Backlog at Beginning of Period Millions Strong Middle East Backlog is driven by construction growth in the UAE, Qatar, Oman and Saudi Arabia. Representing over 40% of Hill’s current total backlog. $600 $800 $400 $200 $0 $1,000 $1,200 Importance of Middle East – Continued backlog growth $463 $476 $361 $227 UAE UAE UAE UAE Saudi Arabia Saudi Arabia Saudi Arabia Saudi Arabia Qatar Qatar Qatar Qatar Bahrain Bahrain Bahrain Bahrain Iraq Iraq Iraq Iraq Oman Oman Other Other Other Other 22 $432 UAE Saudi Arabia Qatar Oman Bahrain Iraq Other 0 200 400 600 800 1000 1200 2009 2010 2011 2012 2013 2014 2015 2Q15 $667 $620 $675 $795 $923 $1,027 $1,079 $1,039

Actual CFR 2012 UAE Qatar Bahrain Kuwait Saudi Arabia Jordan Iraq Actual OP 2012 UAE Qatar Bahrain Kuwait Saudi Arabia Jordan Iraq Oman Shift to a more balanced country mix and maintain strong investment grade exposure. Actual CFR 2013 UAE Qatar Bahrain Kuwait Saudi Arabia Jordan Iraq Oman (USD in millions)* Actual 2012 % of Total Hill Actual 2013 % of Total Hill Actual 2014 % of Total Hill Forecast 2015 % of Total Hill Consulting Fee Revenue $98.3 24% $175.6 34% $221.4 37% $242.4 37% Gross Profit $30.6 $56.8 $77.2 $79.7 Operating Profit $20.3 $36.5 $49.5 $49.2 Actual OP 2014 UAE Qatar Bahrain Saudi Arabia Oman Iraq Actual OP 2013 UAE Qatar Bahrain Saudi Arabia Jordan Oman Iraq Actual CFR 2014 UAE Qatar Bahrain Kuwait Saudi Arabia Jordan Iraq Oman Kuwait Jordan Middle East Financial Trends 23 Forecast CFR 2015 UAE Qatar Bahrain Kuwait Saudi Arabia Jordan Other Oman Forecast OP 2015 UAE Qatar Bahrain Saudi Arabia Oman Jordan Kuwait Kuwait Other * Note – Represents Project Management services only

Beginning 2008, Hill benefited from strong CFR and highly profitable projects in Libya in support of the expansion of several universities in the country In April 2010, Libya temporarily suspended payments due to a national audit. While Hill passed the audit by Nov. 2011; it however, had to fund the project costs (i.e. labor and direct costs) from April-November from its existing credit facility. This also resulted in a build-up of Accounts Receivable (A/R). When repayments commenced in Dec. 2010 and Jan. 2011, Hill still had approx. $60M of AR at the time of the revolution in Feb. 2011, which were partially offset by related A/P and accruals of $18.0M. The combination of lost EBITDA from the Libya projects beginning March 2011 and higher debt, resulted in a technical default on Hill’s bank-related consolidated leverage ratio by mid-2011. Following the technical default, Hill had to refinance its capital structure in 2012 with expensive debt, which significantly increased its interest expense. Understanding Libya’s impact 24

Libya Timeline & Update

Hill International

Libya: A "Perfect Storm"

- Temporary suspension of payment due to national audit (April 2010)
- Successful audit and commencement of repayment (November 2010)
- Repayments made in Dec & Jan followed by revolution in Feb 2011
- Sizeable concentration before work was halted in February 2011
  - Libya = 18% of 2010 CFR
  - A/R balance stood at $59.8 million partially offset by related A/P and accruals of $18.0 million

Hill Stabilizes Situation

- Refinanced capital structure (2012)
- Reduced Libyan staffing
- Recovered a portion of A/R – approx.$10M recovered in 2013-2014
- Ongoing discussions with ODAC regarding timing of payment of the current outstanding balance (approx. $50.0M(1) as of 3/31/15 partially offset by related A/P and accruals of $9.3M)
- 2015 – Finalizing contract extension for the Tripoli University and the 25 University contract

Libya Order of Events

2008: Begin providing work in Libya in support of the expansion of several universities

Feb 2011: Hill closes Libya office

2012 - Present: Hill maintains ongoing discussions with ODAC

2008 | 2009 | 2010 | 2011 | 2012 | 2013 | 2014/2015

Apr 2010: Libyan government halts payments to international contractors pending a review of the contracting process

Dec 2010-Jan 2011: Hill receivables acknowledged as proper by Libyan government agency. Receive payments aggregating $15.0M

Feb 2011: Political unrest begins in Libya
Libyan A/R balance = $59.8M

2012: New national Congress formed and a new prime minister and cabinet elected

Jul-Aug 2013: Receive payment of $3.1M
Libyan A/R balance = $56.7M

Feb 2014: Receive payment of $6.8M
Libyan A/R balance = $50.0M

2015 – Finalizing contract extension for the Tripoli University and the 25 University contract

(1) A portion of this is due in GBP. The balance is greater than the Feb. 2011 balance less all subsequent payments due to the pounds appreciation relative to the dollar since that time

25

Impact of Libya on Share Price 26 Analysts had favorable rating and expectation of growth for Hill prior to the Middle East crisis Pre-Crisis Analyst Commentary In 2010, we envision a year of improving momentum as slower markets such as Europe progressively improve, and we look for the company to return to double digit growth by the second half of the year. Assuming supportive economic trends, double-digit growth should continue into 2011 as well. Relative to an engineering and consulting peer group, Hill’s higher sustainable growth potential, better returns and lower risk model should support a premium valuation in our view. Our price target of $8.50 implies a 2010 P/E of 16x and a 2010 PEG of 0.8x. - Boenning & Scattergood, March 12, 2010 (Price Target: $8.50) HIL reported solid Q4 results, with both revenues and earnings ahead of our expectations More importantly, backlog exiting the quarter compared favorably with our projection and increased sequentially, a trend we expect to continue over the course of FY’10. As for our model, we increased our top line and backlog forecasts for FY ’10, but the wind down of reconstruction work in Iraq (i.e. lower income from the SBH joint venture) resulted in a downward adjustment in our EPS estimate. We also introduced our FY ’11 estimates, which reflect a return to double-digit top line growth and expectations for earnings growth to outpace revenue expansion. Applying a 15x multiple to our FY ’11 EPS estimate, we arrive at our new price target of $10.25. HIL remains focused on growing profitably, and the company’s recent results suggest significant progress has been made on this front. With economic conditions presenting less of a headwind than a year ago, we believe HIL is poised to generate higher organic growth going forward. Given the significant upside implied by our price target, we reiterate our “Buy” rating. - B. Riley & Co., March 12, 2010 (Price Target $10.25) * Emphasis added

Impact of Libya on Share Price – contd. 27 Middle East crisis created significant headwinds for the Company – all of which was beyond its control Post - Crisis Analyst Commentary After expanding its Project Management business steadily through the 2008-2009 economic downturn, Hill hit a severe air pocket in Q1. New net sales were weak, in part due to unusually high cancellations, and margins were compressed by unfavorable business mix and an increase in unapplied labor as work was delayed. Looking back at the company’s history, the quarter was close to a perfect storm. Project Mgmt gross margin deteriorated by 310 bps yr/yr to 36.2%. The decline reflected a negative mix shift as high margin Iraq reconstruction revenue dropped by nearly $7 million yr/yr. In addition, the slower new project starts resulted in increased levels of unapplied labor, which depressed operating margins. - Boenning & Scattergood, May 7, 2010 (Price Target: lowered from $8.50 to $6.50) Total backlog decreased 11.3% sequentially to $550 million from $620 million. 12 month backlog decreased 14.9% sequentially to $240 million from $282 million. The backlog decrease was mainly due to seven commercial residential project cancellations in the Middle East totaling $35 million. – Janney Capital Markets, May 7, 2010 (No Price Target. Neutral rating) Based mostly on its demobilization this week in Libya (10% of revenue), we are reducing our 2011 earnings outlook, mainly in 1H. Of its 200 +/- headcount in Libya, Hill is getting approximately 50 non-Libyans out of the country and ceasing project operations. With the heightened political risk, especially in Libya, we think it is prudent to carry a Neutral rating for the time being. Based on the reduced visibility in our near-term model due to the current political events, we think investors should wait for some smoke to clear, particularly in Libya, before committing fresh money. We would note that acquisitions completed in 2H/10 in the U.S. and Brazil will provide most of the revenue growth now in our model. And even on our reduced 2011 estimate of $0.41, we do not consider HIL shares overvalued, particularly given the longer term growth opportunities. - Boenning & Scattergood, Feb. 22, 2011 (Price Target removed.)

Libya’s Domino Effect – Rapid build-up of Accounts Receivable 28 Review of all contractors and delay in payments for Libyan projects resulted in massive increase in Accounts Receivable (A/R) Source: FactSet Hill kept investors informed about the uncertainty in Libya as noted in the FY2011 10-K “Uncertainties With Respect to Operations in Libya We currently have open contracts in Libya. Due to the recent political unrest commencing in February 2011, we suspended our operations in and demobilized substantially all of our personnel from Libya. We are unable to predict when, or if, the work will resume in Libya where we reopened our office in November 2011. At December 31, 2011, the accounts receivable related to the work performed under contracts in Libya was $59,398,000. We are unable to determine the effect this unrest will have on the collectibility of the accounts receivable. We believe that the amount due will be collected; however, if we are unable to do so, there could be a significant adverse impact on our results of operations and liquidity.”

Libya’s Domino Effect - Violation of Debt Covenants 29 Violation of financial covenants due to rapid build-up in A/R resulted in: a) higher interest expense and related financing fees due to credit negotiations, and b) significant increase in cost of credit – up to 20% per annum under the Term Loan agreement FY2011 2011 – Rapid increase in Accounts Receivable triggered violation of certain financial covenants June 29, 2011 - Company entered into a Forbearance Agreement, which was amended on August 16, 2011, September 30, 2011 and October 17, 2011. As part of the Amendments, the Company was precluded from certain activities, including limiting the amount of cash it accumulates. Related Fees: $1.2 million (Lender fees $0.4 million + Agent fees $0.75) At December 31, 2011, total borrowings under the Credit Agreement amounted to $77 million with interest at 6.75% and an additional $18.8 million in outstanding letters of credit. FY2012 1Q2012 - Company entered into a second amendment to the Credit Agreement (the “Second Amendment”), dated March 6, 2012 with the Agent and Lenders. Related Fees: $2.0 million of interest expense and related financing fees 3Q2012 - Company entered into a Third Amendment to Credit Agreement Related Fees: $4.2 million ($2 million charged to interest expense and related financing fees) Term Loan Simultaneously with its entry into the Third Amendment, the Company entered into a Credit Agreement (the “Term Loan Agreement”) dated as of October 18, 2012 among the Company, Special Value Opportunities Fund, LLC, Special Value Expansion Fund, LLC, Tennenbaum Opportunities Partners V, LP, Tennenbaum Opportunities Fund VI, LLC (the “Term Loan Lenders”), and Obsidian Agency Services, Inc. (the “Term Loan Agent”). Face Value of Term Loan: $100 million Net Proceeds: $71.5 million Interest Rate: 7.50% per annum with ceiling of 9.5% per annum; plus Exit Fee. Exit Fee Amount = the amount that will result in the internal annual rate of return (“IRR”) for the Term Loan Lenders on the Exit Date to be equal to, but no greater than, 20%; provided, that in no event shall the Exit Fee Amount be less than $0 or greater than $11.8 million. Related Fees: $0.61 million. In addition, the Company incurred costs of approximately $2.97 million in connection with establishing the Term Loan, which were deferred and amortized to interest expense over the life of the Term Loan.

Libya’s Domino Effect: Increase in Long-Term Debt 30 The rapid build-up of Accounts Receivable, led to increased borrowing to fund operations Source: FactSet, SEC filings. * FY14 Accounts Receivable include Libya receivables

Libya’s Domino Effect: Increase in Interest/Financing Expense 31 New Term Loan and credit arrangements were available at significantly higher interest rate – thus high interest expense/financing costs Source: FactSet * Includes $9.3M of accelerated interest paid upon the early payoff and termination of the 2012 Term Loan and $1.5M of deferred financing fees related to the early payoff and termination of the company’s 2009 Credit Facility and 2012 Term Loan in September 2014

Historical Share Price Performance

Hill International



Closing Price
31-Dec-2008 to 20-Jul-2015 (Daily)
Hill International, Inc.
Price (Local Currency)
4QFY08 earnings
1QFY09 earnings
2QFY09 Earnings
3QFY09 Earnings
1QFY10 earnings. Announced cancellation of seven projects in ME totaling $35mn
3QFY10 earnings
Analyst Upgrade
Analyst downgrade due to ME concerns
2QFY11 Earnings
Contract awarded
4QFY11 earnings. Income declined due to project cancellations in Libya as a result of major conflict.
1QFY13 earnings
2QFY13 earnings
3QFY13 earnings
4Q/FY13 earnings
1QFY14 earnings
Prelim 2QFY14 earnings + new debt and equity financing announced
2QFY14 earnings
3QFY14 earnings
4QFY14 earnings
1QFY15 earnings
DC Capital Partners offer
'09
'10
'11
'12
'13
'14
'15
2
3
4
5
6
7
8

Source: FactSet

Hill's share price has been impacted most by project related news from Libya

32

Comparable Share Price Performance is Not Appropriate 33 Hill’s share price has suffered more due to geo-political uncertainty/crisis in Middle East and Africa - in particular, Libya - than any of the peers. As such, a comparative “peer” Total Shareholder Return analysis is misleading as it fails to account for the significant differences in underlying end markets. Source: FactSet * Politically Stable Countries/Region include: Europe, Canada, UK, Australia and Asia Pacific

DC Capital Partners (“DC Capital”) Offer 34

The Board unanimously rejected DC Capital Partner’s offer of $5.50 per share (“Offer”) for various reasons, including the following: During the one-year period preceding the offer, Hill had achieved record revenue and backlog, successfully issued equity to strengthen the balance sheet, and refinanced debt at lower rates. The Offer failed to account for deleveraging of the Balance Sheet which is expected to significantly improve bottom line and the $25M+ in overhead cost-cutting initiatives. The Company expects EBITDA Margin to improve to 8-10% in 2015. Additionally, the Offer did not offer shareholders any benefit for Hill’s strong backlog which is likely to translate in strong revenue growth in 2015. The Offer was 20% below Hill’s closing share price 1-year prior to the Offer date. Hill’s share price had reacted positively for four consecutive quarters to earnings announcements, suggesting that investors were gaining confidence in management’s plan. The mean stand-alone target price estimate by Wall Street analysts for Hill was $5.25/share – marginally below the Offer price – suggesting only a 5% acquisition premium. The Offer did not have any committed financing in place. Unsolicited Offer by DC Capital Partners 35

Offer was Not Compelling 36 The Offer did not provide meaningful acquisition premium, particularly, in light of strong revenue and guidance for FY15 Source: FactSet

Analyst’s Commentary Prior to the Offer 37 Analyst expected Hill’s plan to yield a higher stand-alone value than DC Capital’s Offer Source: KeyBanc Capital Markets report dated March 15, 2015

Consensus Estimates suggest Strong Growth over Next Two Years 38 DC Capital’s Offer grossly undervalued Hill by ignoring the double-digit growth expected in next two years Source: FactSet

Strong Backlog Growth Millions Total Backlog at Beginning of Period $0 $400 $600 $1,000 $800 $200 39 2007 2008 2009 2010 2011 2012 2013 2014 2015 2Q15 $247 $416 $667 $620 $675 $795 $923 $1,080 $1,027 $1,039

High Visibility 12-Month Backlog at Beginning of Period Much of Hill’s revenue is tied to contracts that generally have terms of 2-5 years, with some as long as 6-8 years. The long-term and predictable nature of these contracts provides a stable base of recurring revenue and provides increased visibility of future performance. Millions $0 Consulting Fees for Following 12 Months 2007 2008 2010 2009 2011 2012 2013 2014 2015 1.57x 1.70x 1.35x 1.35x 1.45x 1.26x 1.34x $394 $512 $382 $418 $332 $399 $275 $382 $282 $364 $269 $334 $196 $203 $129 $470 40 $576 1.46x $400 $100 $200 $300 $500

Board Nominees 41

Bulldog Nominees have Questionable History 42 Securities Law Violations On November 26, 2006, the SEC staff stated that both of Bulldog’s nominees, Phil Goldstein and Andy Dakos, as participants in another proxy contest, violated the SEC’s proxy rules. On October 17, 2007, the Commonwealth of Massachusetts Securities Division found that Bulldog, Goldstein and Dakos had violated Massachusetts state securities laws by making an unlawful offer of securities. Even more troubling than these violations, the SEC’s rules require disclosure of facts that are material to an evaluation of the ability or integrity of a director, including certain findings relating to violations of securities laws by persons who are nominated as directors. However, Goldstein and Dakos have never made disclosure of these violations to you or your fellow stockholders during this proxy contest!

Bulldog Nominees have Questionable History (contd.) 43 Poor Track Record of Adding Value Since August 2012, Goldstein has served as Chairman of the Board and Dakos has served as a director of Imperial Holdings, Inc. (NYSE:IFT). Since they joined its board, IFT has been the subject of investigations by federal agencies including the IRS Criminal Division. IFT has also suffered deteriorating cash flow since Goldstein and Dakos joined its board, with combined operating and investing cash flow of +$10.5 million in 2012, -$53.5 million in 2013 and -$78.9 million in 2014! Not surprisingly, IFT’s stock price has traded lower over the past two years as its cash flow has collapsed. Goldstein has been a director of MVC Capital, Inc. (NYSE:MVC) since September 2012. MVC has failed to file its financial statements for nearly the past year and it recently received a delisting notice from the New York Stock Exchange. Not surprisingly, MVC’s stock is currently trading well below the price it did when Goldstein joined its board.

Who are Bulldog Nominees? 44 NO construction and/or claims experience i.e. ZERO related industry experience NO international experience – 74% of Hill’s business is outside the US. NO new ideas to manage the business or create shareholder value. Bulldog’s proxy materials do not outline any plan to create value except for hiring an investment banker and selling the Company at fire-sale price. What will Bulldog Nominees do differently than the incumbent Board?

Who are Bulldog Nominees? – (contd.) 45 Phil Goldstein and Andrew Dakos each serve on FOUR public boards. Andrew Dakos is the President of Special Opportunities Fund (SPE) and Chief Compliance Officer of Bulldog Investors. Phil Goldstein is Chairman and Company Secretary of SPE and Member of Bulldog Investors which is the Investment Adviser to SPE. We believe Andrew Dakos should be considered over-boarded considering he is President of SPE, is intimately involved with operations of Bulldog Investors, and serves on four public boards. Similarly, we question Phil Goldstein’s ability to be an effective board members considering his existing commitments, especially as the Investment Adviser and Secretary to SPE, and his directorship on four public boards.

Bulldog’s Nominees Track Record – Imperial Holdings 46 Bulldog is the largest shareholder of Imperial Holdings (IFT), with 16.7% of shares outstanding as of 6/25/2015. In July 2012, three Bulldog nominees (including Messrs. Dakos and Goldstein) were added to Imperial Holdings’ 7-member board pursuant to a settlement agreement. Despite significant board representation, Bulldog nominees have failed to improve Imperial Holdings corporate governance profile such as: Board is authorized to increase or decrease the size of the board without shareholder approval. Directors may only be removed for cause and only by the vote of 66.67% of the shares entitled to vote.

Bulldog’s Nominees Track Record – Imperial Holdings (contd.) 47 Source: FactSet

Bulldog’s Nominees Track Record – MVC Capital 48 Bulldog nominee, Phil Goldstein has served on the board since 2012. Also, Gerald Hellerman, who was appointed as a Bulldog nominee at Imperial Holdings, has served since 2012. Gerald also serves on the Board of The Mexico Equity & Income Fund and Special Opportunities Fund – where both Messrs. Goldstein and Dakos serve as directors too. MVC Capital has not filed financial statements since July 2014. i.e. shareholders have not received any financial update (10-Q or 10-K) for almost a year. MVC Capital has not held its shareholder meeting in over a year. Source: FactSet Total Return % (7/10/2015) 1-year 3-year MVC Capital (18.09) (3.53) S&P500 7.71 18.35 Over/(under) Performance (25.80) (21.88)

Bulldog’s Nominees Track Record – The Mexico Equity & Income Fund (MXE) 49 Phil Goldstein, Andrew Dakos and Rajeev Das of Bulldog serve on the 6-member board. Gerald Hellerman, who has been affiliated with Bulldog is also a director. Despite Bulldog and its Nominees having extensive experience in the mutual fund space, MXE has persistently traded at double-digit discount to its NAV. If Bulldog Nominees haven’t been able to create value at MXE which operates in their area of expertise, how can they contribute on Hill’s board, which operates in a totally unrelated industry? Source: CEFConnect.com

Bulldog’s Nominees Track Record – Special Opportunities Fund (SPE) 50 Phil Goldstein and Andrew Dakos of Bulldog serve on the 5-member board. Gerald Hellerman, who has been affiliated with Bulldog is also a director. Bulldog nominees also have management positions: Andrew Dakos is the President, Rajeev Das is VP and Treasurer, Phil Goldstein is Chairman & Secretary, Gerald Hellerman is Chief Compliance Officer. After assuming board control of SPE in 2009 through a proxy contest, Bulldog’s nominees appointed Bulldog Investors, LLC – i.e. themselves - as the Investment Adviser to the fund. We believe this to be poor corporate governance practice and have doubts about Bulldog’s Nominees ability to do what is right for all shareholders. Source: CEFConnect.com

Hill Nominees – Camille Andrews 51 Camille Andrews Six years of experience as a member of Hill’s Board of Directors Chair of the Board’s Governance and Nominating Committee Associate Dean and a member of the faculty of Rutgers University School of Law at Camden with expertise in corporate, securities, antitrust and other complex litigation Counsel to Context Capital Partners, a private equity firm Former Partner at Dilworth Paxson LLP, a major law firm B.A. magna cum laude, University of Pittsburgh; J.D. with honors, Rutgers University (member of Law Review) Published and lectured in securities law, Sarbanes-Oxley, legal ethics and other complex litigation areas Member of the New Jersey and Pennsylvania Bars and admitted to practice before the U.S. Supreme Court

Hill Nominees – Camille Andrews (contd.) 52 Camille Andrews Served on numerous non-profit boards, including AYCO Foundation (a Goldman Sachs Charitable Foundation), Walnut Street Theater, the Philadelphia Zoo, New Jersey Cares for Abused Children, and the Camden Leap Academy Charter School Recipient of numerous awards, including the Distinguished Service Award for Excellence in Continuing Legal Education, the Dr. Martin Luther King, Jr. Award for Champions of Justice, and the Campeone de la Justicia Hispanic Law Student Award for Social Justice. As the only woman on Hill’s Board, Camille brings not only her 30 years of legal and business experience but a diversity that beneficially serves the long-term strategic goals and direction of our company.

Hill Nominees – Brian W. Clymer 53 Brian W. Clymer Nine years of experience as a member of Hill’s Board of Directors Chair of the Board’s Audit Committee Former Senior Vice President of External Affairs, Prudential Financial, Inc. Former Treasurer of the State of New Jersey Former President and CEO of Railway System Design, Inc., a transportation design firm Former Vice President of Gannett Fleming, Inc., an engineering and construction management firm Former Administrator of the U.S. Federal Transit Administration B.S., Lehigh University Certified Public Accountant in Pennsylvania Mr. Clymer is a financial expert and Chair of the Audit Committee.

Successfully navigated Hill through Libya crisis Achieved consistent revenue growth, without sacrificing Gross Profit Margin Ensured speedy recovery of Operating Profit Margin Deleveraged the Balance Sheet to significantly reduce interest expense Announced $25M+ in overhead cost-cutting. The Company expects EBITDA Margin to improve to 8-10% in 2015 Positioned Hill to show strong revenue and income growth over next two years as reflected in analyst estimates. What Our Nominees Have Achieved 54

Unlike its peers, Hill’s greater international exposure has had profound impact on its share price and financial performance. The crisis in Libya – which was beyond the Company’s control – adversely impacted Accounts Receivable which had a domino effect on the financials and share price performance. Given the strong outlook (as reflected in CFR and EBITDA guidance), DC Capital’s Offer grossly undervalued the Company and did not offer a meaningful acquisition premium to Hill’s stand-alone value. Bulldog Nominees have questionable history and lack relevant industry knowledge and expertise to be valuable board members. Apart from agitating for the sale of the Company at fire-sale price, they have not presented any credible idea to grow the business. Bulldog’s proposal to hire an investment banker to pursue a liquidity event is aimed at forcing sale of the Company at fire-sale price. Considering the strong growth outlook, this is not the right time to sell. Conclusion 55

Bulldog’s proposal to amend terms of the poison pill is redundant as the Company has voluntarily terminated the shareholders rights plan. The current Board and management team have a successful track record of growing the business. Hill has over $1billion in backlog – the highest in its history. Moreover, the Company expects EBITDA margin to be 8-10% in FY15 – a significant improvement from 2.8% in FY11. The Board has successfully navigated Hill through Libyan crisis and played a critical role in ensuring refinancing of debt at a significantly lower rate. Hill is positioned for strong growth as reflected in analyst’s consensus estimates – 47% yoy EBITDA and 258% yoy Net Income growth in FY15. Both our nominees have the right skill-set, knowledge and expertise to lead Hill. Vote FOR Camille Andrews and Brian Clymer on the WHITE proxy card. Conclusion – (contd.) 56

The Global Leader in Managing Construction Risk www.hillintl.com Prepared by Alliance Advisors LLC.

Appendix – EBITDA reconciliation 58 Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is not a measure of financial performance under GAAP. Management believes EBITDA, in addition to operating profit, net income and other GAAP measures, is a useful indicator of Hill’s financial and operating performance and its ability to generate cash flows from operations that are available for taxes, capital expenditures and debt service. Investors should recognize that EBITDA might not be comparable to similarly-titled measures of other companies. This measure should be considered in addition to, and not as a substitute for or superior to, any measure of performance prepared in accordance with GAAP. A reconciliation of EBITDA to the most directly comparable GAAP measure in accordance with SEC Regulation S-K follows:

Additional Information and Where to Find It 59 The Company has filed a definitive proxy statement with the SEC in connection with the solicitation of proxies for its 2015 Annual Meeting of Stockholders. STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS AND SUPPLEMENTS), THE WHITE PROXY CARD AND OTHER DOCUMENTS FILED WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Hill, its directors, and certain executive officers may be deemed to be participants in the solicitation of proxies from Hill stockholders in connection with the matters to be considered at the Company’s 2015 Annual Meeting. Information about Hill’s directors and executive officers is available in Hill’s definitive proxy statement (including any amendments and supplements) for its 2015 Annual Meeting. To the extent holdings of Hill’s securities by such directors or executive officers have changed since the amounts printed in the proxy statement, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the definitive proxy statement (including any amendments and supplements) and, to the extent applicable, will be updated in other materials to be filed with the SEC in connection with the Company’s 2015 Annual Meeting. Stockholders may obtain a free copy of the proxy statement and other documents that the Company files with the SEC (when available) from the SEC’s website at www.sec.gov or the Company’s website at www.hillintl.com, in the “Investor Relations” section.